UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)      NOVEMBER 1, 2006
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                                UTIX GROUP, INC.
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            (Exact Name of registrant as specified in its charter)

          Delaware                  000-50589               75-2340624
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(State or Other Jurisdiction       (Commission              (IRS Employer
      of Incorporation)            File Number)          Identification No.)

       7 New England Executive Park, Suite 610                 01803
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       (Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code    (781) 229-2589
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          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

      [_]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

      [_]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

      [_]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

      [_]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

      On November 1, 2006, in consideration for certain investor relations and public relations services provided to us pursuant to a Consulting Agreement and related Payment Agreement, we issued to Summit Trading Limited ("Summit") seventy-five thousand (75,000) shares of our common stock, $0.001 par value per share ("Common Stock"), which were valued at an aggregate of $150,000. In addition, as of such date, we granted Summit stock options to purchase an additional 100,000 shares of our Common Stock (the "Options"), at an exercise price of $2.00 per share, pursuant to our 2003 Stock Option Plan (the "Plan"). The Options vested automatically upon their grant, and shall expire on November 1, 2011, or as otherwise set forth in the Plan.

      We believe that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

ITEM 3.03   MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

      On October 31, 2006, pursuant to the authority vested in it by Article FOURTH of our Amended and Restated Certificate of Incorporation, our Board of Directors (the "Board") approved the reclassification and designation of 2,692,308 shares of our authorized preferred stock, $0.001 par value per share, designated as series B convertible preferred stock ("Series B Preferred Stock").

     On November 3, 2006, as authorized by the Board, we filed a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Delaware, reclassifying and designating the Series B Preferred Stock and fixing the rights and preferences of such series. Pursuant to the Certificate of
Designation:

      o The stated value of each share of Series B Preferred Stock is $1.30 (the "Stated Value");

      o Dividends on the Series B Preferred Stock may be declared and paid from time to time as determined by the Board;

      o Upon our liquidation, dissolution or winding up, the Series B Preferred Stock ranks senior to our Common Stock and all other equity or equity equivalent securities, other than those securities that are explicitly senior in rights or liquidation preference to the Series B Preferred Stock, and each holder shall be entitled to be paid an amount per share equal to the Stated Value plus any accrued and unpaid dividends (the "Liquidation Preference").

      o In addition to any voting rights provided by law, the holders of our Series B Preferred Stock have the right to vote together with the holders of our Common Stock as a single class on any matter on which the Common Stock holders are entitled to vote, on an as-converted basis.

      o The Series B Preferred Stock is convertible at any time at the holders' option into such number of shares of our Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be converted by the Liquidation Preference per share, and dividing the result by the conversion price, which is currently $1.30 per share.

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      o  The number of shares of Common Stock into which each share of Series B
         Preferred Stock is convertible is subject to adjustment (a) for stock dividends, stock splits, reclassifications, and similar events, or (b) if we sell additional securities of ours on preferential terms.

      A copy of the Certificate of Designation is annexed hereto as Exhibit 4.1, and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits

      Exhibits
      --------

         4.1 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed November 3, 2006

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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  UTIX GROUP, INC.


Date:   November 7, 2006          By:  /s/ Anthony G. Roth
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                                           Anthony G. Roth
                                           President and Chief Executive Officer

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